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[TRANSLATION FROM HEBREW]

EXHIBIT 4.(a).29

                                 [State Emblem]

                               THE STATE OF ISRAEL

                           MINISTRY OF COMMUNICATIONS

      GENERAL LICENSE FOR PARTNER COMMUNICATIONS LTD. FOR THE PROVISION OF
         MOBILE RADIO TELEPHONE (MRT) SERVICES USING THE CELLULAR METHOD

                                AMENDMENT NO. 14

By virtue of my powers under the Communications Law (Telecommunications and Broadcasts), 5742-1982, the Wireless Telegraph Ordinance [New Version], 5732-1972 and by all my other powers under any law, and pursuant to Tender No. 1/01 for an Integrated License for the Provision of MRT Services in Israel, and having considered the arguments of PARTNER COMMUNICATIONS COMPANY LTD. (hereinafter: "PARTNER") I hereby amend the General License granted to Partner on 7 April 1998 (hereinafter: the "GENERAL LICENSE"), as follows:

AMENDMENT OF CLAUSE 1.1

1. The following shall be inserted after the definition of "TELECOMMUNICATIONS":

         " "FRANCHISEE"             As defined in section 6L(1) of the Law;"

2.       The following shall be inserted after the definition of "LICENSEE":

         " "GENERAL LICENSEE"       A person who has received a general license
                                    to effect telecommunications activities and to provide telecommunications services;

         "BROADCAST LICENSEE"       - as defined in the Law;"

3.       The following shall replace the definition of "THE LAW":

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         " "THE LAW"                The Communications Law (Telecommunications
                                    and Broadcasts), 5742-1982(1);"

4.       The following shall be inserted after the definition of "THE LAW":

         " "HOLDING"                for the purposes of Means of Control,
                                    directly or indirectly, whether alone or jointly , including by way of another, and including by way of a trustee or agent, or by a right granted under any agreement, including an option to hold which does not arise from convertible securities, or any other means;

         "TRANSFER"                 for the purposes of Means of Control,
                                    directly or indirectly, for valuable
                                    consideration or otherwise, in perpetuity or for a fixed period, at once or in portions;

         "JOINTLY WITH OTHERS"      cooperation on a permanent basis; and the
                                    following shall be deemed to be in
                                    cooperation on a permanent basis: in respect of an individual - the individual, a person related to him, and a corporation that either of them controls; and in respect of a corporation - the corporation, the person who controls it and a person controlled by either of them;"

5.       The following shall replace the definition of "INTERFACE":

         " "INTERFACE"              the physical connection, including optic or
                                    wireless, meeting between various
                                    operational telecommunications
                                    installations;

6. The following shall replace the definition of "TELECOMMUNICATIONS INSTALLATIONS":

         " "TELECOMMUNICATIONS INSTALLATION" an installation or device which is primarily designated for telecommunications purposes, including Terminal Equipment;"

7. The following shall be inserted after the definition of "TELECOMMUNICATIONS INSTALLATION":

         " "TENDER NO. 1/01"        the tender published by the Ministry on 4
                                    Nissan 5761 (28 March 2001), including
                                    clarifications given by the Ministry during the tender, and following which this License has been amended;"

8. The following shall replace the definition of "INTERNATIONAL TELECOMMUNICATIONS SYSTEM":

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(1) Sefer Hachukim, 5742, p.218; 5761, p.530.

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         " "INTERNATIONAL TELECOMMUNICATIONS SYSTEM" a telecommunications installations system , connected or intended to be connected to a Public
                                    Telecommunications Network through an
                                    International Network Termination Point
                                    (NTP), which serves or intends to serve for the transmission of telecommunications messages between an international switch located in Israel and a Telecommunications Installation located outside of Israel, including a satellite ground station and other Telecommunications Installations
                                    (hereinafter: "COMPONENTS OF THE SYSTEM"), and including transmission facilities between Components of the System;"

9. The following shall be inserted after the definition of "MOBILE RADIO TELEPHONE SYSTEM" (MRT SYSTEM):

         " "DO (DOMESTIC OPERATOR)" a holder of a general license for the provision of wireline domestic
                                    telecommunications services;"

10. The following shall replace the definitions of "THE FIRST OPERATOR", "THE SECOND OPERATOR" and "COMPETING MRT OPERATOR":

         " "MRT OPERATOR"           a holder of a general license for the
                                    provision of mobile radio telephone
                                    services;

         "COMPETING MRT OPERATOR"   an MRT Operator that is not the Licensee;"

11.      The following shall be inserted after the definition of "THE MINISTRY":

         " "TRANSFER SWITCH"        a Telecommunications Installation which
                                    contains and operates switching, routing and transmission devices which enable the creation of a connection between various switching centers connected thereto , and the transmission of telecommunications messages between them , including monitoring and routing installations;"

12.      The following shall be inserted in place of the definition of "OFFICE
         BEARER":

         " "OFFICE BEARER"          a person serving as a director, general
                                    manager, chief executive officer, deputy general manager, vice general manager, or a person acting as a replacement of one of the above in a company even under a different title as well as any other manager directly subordinate to the general manager of the company;"

13.      The following shall replace the definition of "APPENDIXES":

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         " "APPENDIXES"             The First Annex and the Appendixes set out
                                    in the Second Annex to the License;"

14. The following shall be inserted after the definition of "PTP (POINT TO POINT) LINE":

         "INTERCONNECTION"          a physical or logical connection between the
                                    Public Telecommunications Network of one licensee and the Public Telecommunications
                                    Network of another licensee, enabling the transfer of telecommunications messages between the subscribers of both licensees or the provision of services by one licensee to the subscribers of another licensee;"

15.      The following shall be inserted after the definition of "THE LICENSE":

         "THE NETWORK"              The Licensee's MRT system;"

16.      The following shall replace the definition of "PUBLIC
         TELECOMMUNICATIONS NETWORK":

         " "PUBLIC TELECOMMUNICATIONS NETWORK" - a system of Telecommunications
                                    Installations serving or designated to serve as a provider of Telecommunications Services to the entire public around the country, or at least in an area of service that includes exchanges and transmission switches, transmission equipment and an access network including an MRT system and an International Telecommunications System, and with the exception of a private network, Terminal Equipment and MRT Terminal Equipment;"

17. The following shall be inserted after the definition of "PUBLIC TELECOMMUNICATIONS NETWORK":

         " "WIRELINE PUBLIC TELECOMMUNICATIONS NETWORK" a public domestic telecommunications network, with the
                                    exception of an MRT system and an
                                    International Telecommunications System;

         "ACCESS NETWORK"           components of a Public Telecommunications
                                    Network used to connect a switching center and a network termination point (NTP) using wireline infrastructure, wireless infrastructure or a combination of the two;"

18. The following shall be inserted after the definition of "The BEZEQ CORPORATION NETWORK":

         " "USE" access to a Telecommunications Installation of the Licensee, including to its Public Telecommunications

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                                    Network or Access Network, in whole or in
                                    part, and the ability to use such , for the implementation of Telecommunications
                                    Activity and to provide Telecommunications
                                    Services thereby, including the installation of a Telecommunications Installation of another licensee on the Licensee's telecommunications facility or premises;"

19.      The following shall replace the definition of "BASIC TELEPHONE
         SERVICE":

         " "BASIC TELEPHONE SERVICE" switched or routed bi-directional transmission , including via modem, speech or speech-like telecommunications messages, such as facsimile signals;

         "TELEPHONY SERVICE"        Basic Telephone Service and Accompanying
                                    Services to such service;"

20.      The following shall replace the definition of "ROAMING SERVICE":

         " "ROAMING SERVICE"        an MRT Service provided overseas and in the
                                    territories under the Civil Administration of the Palestinian Council via the MRT system of a foreign MRT operator
                                    (hereinafter: a "FOREIGN OPERATOR"), whereby the Subscriber pays the Licensee for the service; and similarly - an MRT Service provided in Israel via the Licensee's MRT system, whereby the Licensee provides a service to a Foreign Operator for the subscribers of such operator; for this purpose, the "PALESTINIAN COUNCIL" - as defined in the Law for Implementation of the Interim Agreement regarding the West Bank and Gaza Strip Law (Jurisdictional Powers and Other Provisions) ( (Legislative
                                    Amendments), 5756-1998 [sic](2);"

21.      The following shall replace the definition of "ACCOMPANYING SERVICE":

         " "ACCOMPANYING SERVICE"   a service as set out in the First Annex to
                                    the License, provided on the basis of a
                                    Basic Telephone Service, which by its nature can only be provided by the provider of the basic service;"

22.      The following shall replace the definition of "VALUE ADDED SERVICE":

         " "VALUE ADDED SERVICE"    a service provided based on a Basic
                                    Telephone Service, which by its nature can also be granted by

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(2) Sefer Hachukim 5742 [sic], p. 34.

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                                    another licensee who is not the supplier of
                                    the basic service; for the purposes of the services of the Licensee, such service as set out in the First Annex of the License;"

23.      The following shall be inserted after the definition of "VALUE ADDED
         SERVICE":

         " "INFRASTRUCTURE SERVICE" an Interconnection or the ability of Use given to another licensee, a Franchisee or to a broadcast licensee;"

         " "WIRELINE DOMESTIC TELECOMMUNICATIONS SERVICES" Infrastructure
                                    Service, transmission, data communications and telephony services;"

24.      The following shall replace the definition of "LICENSEE'S SERVICES":

         " "LICENSEE'S SERVICES"    MRT Services, Telecommunications Services
                                    and other services that the Licensee is
                                    entitled to provide to its subscribers, to other licensees, to broadcast licensees, to Franchisees and to the Security Forces under this License;"

25.      The following shall be inserted after the definition of "ENGINEERING
         PLAN":

         " "NUMBERING PLAN"         as defined in section 5A(b) of the Law;"

AMENDMENT OF CLAUSE 7

26.      Clauses 7.1(j), 7.1(k) and 7.1(l) are deleted;

AMENDMENT OF CLAUSE 8

27.      The following shall replace clause 8, entitled "EXCLUSIVITY":

         "8.      NO EXCLUSIVITY

         8.1 The Licensee shall not have any form of exclusivity whatsoever in the provision of its services.

         8.2 The Minister may at any time grant a license for the provision of MRT Services to additional operators.

         8.3 Should the Minister publish a tender for the provision of MRT Services, the Licensee may submit a bid in the tender, however, the Minister may determine , as part of the conditions of such tender, that if the Licensee wins the tender, the receipt of a license shall be conditional upon the Licensee transferring its MRT System to another

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                  as the Minister may order, and on such conditions as he may prescribe, and that the Licensee shall cease to provide MRT Services."

AMENDMENT OF CLAUSE 9

28. In clause 9.5, the words "in the context of extension of the License" shall be inserted following the words "Notwithstanding the aforesaid" and before the word "following".

AMENDMENT OF CLAUSE 12

29.      In clause 12.1, the words "clause 9.5" shall replace the words "clause
         9.1".

REPLACEMENT OF CLAUSE 30

30. The following shall replace clause 30, entitled "CONNECTION TO OTHER TELECOMMUNICATIONS SYSTEMS":

         "30.     INTERCONNECTION OBLIGATION

         30.1 The Licensee shall act in order to effect the Interconnection of the Network with any other Public Telecommunications Network operating in the area in which the law, jurisdiction and administration of the State of Israel apply (including settlements, military sites and military installations in Judea, Samaria and the Gaza Strip), and including to any Wireline Public Telecommunications Network, International Telecommunications System and the MRT System of another MRT operator.

         30.2 The Interconnection between the Network and the Public Telecommunications Network of another licensee shall be effected in such a way as to enable the following:

                  (a) Transfer of telecommunications messages between Terminal Equipment connected to the Network and Terminal Equipment connected to the other Public Telecommunications Network;

                  (b) Proper and orderly provision of services by the Licensee to the subscribers of another licensee, and provision of services by the other licensee to subscribers of the Licensee.

         30.3 Interconnection may be effected directly or indirectly, via the Public Telecommunications Network of another general licensee, provided that it allows for the provisions of clause 30.2.

         30.4 In an Interconnection between the Network and a Wireline Public Telecommunications Network, the Licensee shall act to set up

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                  Interface points between the two Networks, for every type of service (infrastructure, transmission and data communications, telephony), with at least three main Transfer Switches; unless the Director has determined otherwise based upon a written application from the Licensee; the setting up of the above Interface points shall be effected under an agreement between the Licensee and the Domestic Operator; such an agreement shall contain, inter alia, the technical, operational and commercial particulars of the connection, and the number and location of connections.

         30.5 In an Interconnection between the Network and an International Telecommunications System, the Licensee shall act in accordance with the provisions of Appendix J to the License.

         30A.     RULES REGARDING EFFECTING OF INTERCONNECTION

                  The Licensee shall act to effect the Interconnection subject to all of the following:

                  (a) The Licensee shall ensure that the technical and operational standards of the Network match the requirements for connection to the Public Telecommunications Network of the Domestic Operators, the other MRT operators and the international operators (hereinafter: "AN OTHER OPERATOR"), that the operations of the Network be properly integrated with the operations of the Public Telecommunications Network of the Other Operator and that the Interconnection shall not harm the proper operation of these systems or proper service to their subscribers;

                  (b) The Licensee shall provide the Interconnection service on equal terms to every Other Operator and shall avoid any discrimination in effecting such Interconnection, including in respect of:

                           (1) The supply of infrastructure installations and network connection services;

                           (2)      the availability of connection facilities;

                           (3)      methods, quality and durability of the
                                    connection;

                           (4) switching alterations and adjustments to installations , protocols and Network Interface points;

                           (5)      payments for Iinterconnections;

                           (6) Billing and collection arrangements and transfer of information to Subscribers;

                           (7)      commercial terms for effecting
                                    Interconnection;

                           (8) provision of information regarding the Network and changes therein which relate to Interconnection;

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                  (c)      The Licensee shall make available to the Other
                           Operator any essential information that the Other Operator requires in order to provide its services via the Licensee's facilities; such information shall be provided subject to any law regarding protection of privacy or commercial confidentiality; where the parties do not reach an agreement as to the nature and scope of the essential information, the Minister shall rule on the matter;

                  (d) The Licensee shall provide the Other Operator with information on planned changes to its Network, which might affect Interconnection with the Public Telecommunications Network of the Other Operator, or Interconnection between the Public Telecommunications Networks of the Other Operators; the Licensee shall supply the said information in such a manner as to allow the Other Operator to be reasonably prepared for the implementation of the said changes;

                  (e) For the purposes of sub-clauses (c) and (d), the Licensee may make the provision of information to the Other Operator conditional upon execution of a reasonable confidentiality agreement, intended to protect the rights of the Licensee under any law, including commercial secrets, intellectual property rights and the like, relevant to the information regarding the change in the Network that is to be delivered to the Other Operator;

                  (f) The conditions for Interconnection between the Network and the Public Telecommunications Network of an Other Operator shall be arranged by an agreement between the Licensee and the Other Operator; where the parties fail to reach an agreement, the Minister shall rule on the matter;

                  (g)      (1)      The Licensee shall allow its Subscribers to
                                    receive all of the services offered to them by the Other Operator, and may allow the subscribers of the Other Operator to receive all of the services from the Licensee , provided that receipt of such services is possible under any law.

                           (2) The Director may order the Licensee to allow subscribers of another licensee to receive the services given by the Licensee , provided that the receipt of such services as aforesaid is technically and legally possible.

                           (3)      Notwithstanding the provisions of paragraph
                                    (1), the Director may, upon a written
                                    application from the Licensee, exempt the Licensee from the obligation of providing its Subscribers with the possibility of receiving services from the Other Operator for technical, economic or other justifiable reasons.

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                  (h)      The Licensee shall provide the Director with a signed
                           copy of any agreement between the Licensee and the Other Operator regarding Interconnection;

                  (i) The Licensee shall provide the Director, upon demand, with any information provided to the Other Operator pursuant to sub-clauses (c) and (d), and a copy of any confidentiality agreement pursuant sub-clause
                           (e);

                  (j) The Licensee shall act in accordance with any other instructions that the Minister may prescribe.

         30B.     PAYMENT FOR TRAFFIC COMPLETION AND INTERCONNECTION

                  Where the Minister has not prescribed payment for Interconnection or payment deriving from Interconnection, the Licensee may charge a reasonable and non-discriminatory sum for these.

         30C.     PROHIBITION AGAINST DELAYING INTERCONNECTION

                  The Minister shall give the Licensee a reasonable opportunity to make claims regarding the Minister's intention to instruct the Licensee regarding the manner of effecting Interconnection and the scope thereof, activities, services and Accompanying Services for effecting Interconnection, and payment for Interconnection; where the Minister has instructed the Licensee in respect of such matters, the Licensee shall not delay Interconnection to the Network in any manner, and shall fulfill its obligations in accordance with the instructions of the Minister, in good faith and properly, on the date prescribed for such and in full cooperation.

         30D.     PROVISION OF POSSIBILITY OF USE

         30D.1 The Minister may instruct the Licensee regarding the provision of the possibility of use of its Telecommunications Installation in accordance with his powers under section 5 of the Law.

         30D.2 The Licensee shall allow another licensee, in accordance with the instructions of the Minister, to provide Value Added Services via the Network; the Licensee shall ensure reasonable and equal conditions for any other licensee, in respect of the supply of Value Added Services by the other licensee to the Licensee's subscribers, including in respect of the matters set out in clause 30A, mutatis mutandis.

         30D.3 For the purpose of provision of the possibility of Use, the provisions of clauses 30A through 30C shall apply, mutatis mutandis.

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         30E.     INFRASTRUCTURE SERVICES TO AN AFFILIATED COMPANY

         30E.1 The Licensee shall avoid giving preference to a licensee that is an Affiliated Company over any other licensee, in the provision of Infrastructure Services, in terms of either payment or service, in terms of the conditions or availability of the service, or in any other manner.

         30E.2    (a)      Upon the written request of the Licensee, the
                           Director may permit limitations for the Licensee on the provisions of clause 30E.1 in respect of another licensee or broadcast licensee which is an Affiliated
                           Company, provided that the following conditions apply:

                           (1) such other licensee or Franchisee is not a Substantial Operator;

                           (2) the Director is of the opinion that the giving of such approval shall not substantially harm competition in the field of telecommunications

                  (b) Limitations as aforesaid in sub-clause (a) might permit the Licensee to provide the Affiliated Company with Use of its Telecommunications Installations under preferred conditions and may be limited by time or any other condition.

                  (c) In considering the permit under this clause, the Director shall take into account the existence of a valid agreement, executed prior to Amendment No. 14 of this License, between the Licensee and an Affiliated Company, as aforesaid, inter alia regarding limitation of the permit by time or other conditions.

         30E.3 In this clause, "AFFILIATED COMPANY", "SUBSIDIARY" and "SUBSTANTIAL OPERATOR" - as defined in the Telecommunications Regulations, (Proceedings and Conditions for Receipt of a General License for the Provision of Domestic Wireline Telecommunications Services) 5760-2000.

         30F.     NUMBERING PLAN

         30F.1 The Licensee shall act in accordance with the Numbering Plan, and in accordance with the instructions of the Director regarding the activation and implementation of the Numbering Plan.

         30F.2 Should the Director give instructions regarding number portability such that every subscriber of another MRT licensee shall be able to become a subscriber of the Licensee or receive services from the Licensee without altering his number, and vice versa, the Licensee shall integrate facilities in its Public Telecommunications Network that will allow for the implementation of such feature, on the date and in the manner to be prescribed by the Director."

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AMENDMENT OF CLAUSE 45

31.      The following shall be added after clause 45.1(B):

         "(c) Frequency bands allocated exclusively for the Licensee's use as specified below :

                  (1) From 1 February 2002 to 1 January 2004, the following bands shall be allocated:

                                    1732 to 1738.4 MHz, and the matching domain
                                    1827 to 1833.4MHz;

                                    1937 to 1942 MHz, and the matching domain
                                    2127 to 2132 MHz;

                  (2) As of 1 January 2004, the following bands shall be allocated:

                                    1730 to 1740 MHz and the matching domain
                                    1825 to 1835 MHz;

                                    1940 to 1950 MHz and the matching domain
                                    2130 to 2140 MHz;

                  (3) As of 1 January 2005, the frequency domain 1910 to 1915 MHz shall be allocated."

                  (4) Notwithstanding the aforesaid, if the Licensee requests to postpone the date of the beginning of use of the bands set out in sub-clauses (1) to (3) or part of them, to a later date, the Director may suspend the band allocation until a date to be decided upon.

AMENDMENT OF CLAUSE 60

32.      The following shall replace clause 60.2:

         "60.2 Without derogating from the provisions of clause 75.3, the Licensee shall provide MRT Services and the Services Package, as defined in clause 73A, to every person so requesting, on equal and non-discriminatory terms, and at a non-discriminatory tariff."

33. The following shall be inserted in place of clause 60.3 which has been repealed:

         "60.3 Should the Director find that the Services Package might harm competition or consumers, he shall give notice of such to the Licensee noting the date on which the Licensee is to cease offering the Services Package to its subscribers.

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         60.4     If the Licensee provides any MRT Service to any person or body in return for payment, the service shall be available to every Subscriber in the entire coverage area of the system, while meeting the minimum requirements regarding quality of service, without discrimination, within 24 months of the commencement of provision of the service in return for payment.

         60.5 Upon written application from the Licensee, the Director may permit the Licensee limitations on the provisions of clause 60.4, after being convinced that there is a real difficulty in supplying the service to all who request it, and that certain characteristics of the service give special and extraordinary grounds and justification for such."

AMENDMENT OF CLAUSE 66

34. The following shall be inserted in place of clause 66, entitled "PROTECTION OF SUBSCRIBER PRIVACY AND COOPERATION WITH THE SECURITY FORCES" and clause 66A, entitled "SPECIAL SERVICES TO THE SECURITY FORCES":

         "66.     PROTECTION OF SUBSCRIBER PRIVACY

         66.1 Without derogating from the provisions of the Law, the Secret Monitoring Law, 5739-1979(3), the Protection of Privacy Law, 5741-1981(4), or any other law regarding protection of the privacy of a person, the Licensee shall not be entitled to listen to the telephone or any other communication of a Subscriber without the Subscriber's written consent, other than for the purpose of quality control of the service or the prevention of fraud.

         66.2 Subject to the provisions of clause 66A, the Licensee, its employees, agents and any person acting on its behalf shall not be entitled to disclose lists or documents containing the name and address of a Subscriber or any other information regarding a Subscriber, including account details, call traffic, times and destinations to any person other than the Subscriber or a person authorized by the Subscriber for such.

         66.3 Notwithstanding the provisions of clause 66.2, the Licensee may do the following:

                  (a) provide details of the Subscriber to another licensee for the purpose of collection of monies owing from the Subscriber for services provided to it via the Network, provided that the details so provided are essential for the purpose of collecting money and accounting and that the other licensee has undertaken to maintain the privacy of the Subscribers;

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(3) Sefer Hachukim, 5739, p. 118; 5755, p. 180

(4) Sefer Hachukim, 5741, p. 128; 5756, p. 290

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                  (b)      provide the details of a Subscriber, to the extent
                           that such details are in its possession, to another person under any power at law.

         66A.     SERVICES TO THE SECURITY FORCES

         66A.1 The Licensee shall supply special services to the Security Forces, as set out in the Security Appendix (Confidential) attached to this License as Appendix K.

         66A.2 The Licensee shall allow the Security Forces, as identified by the Director in writing, to exercise, subject to any law, their powers in respect of any telecommunications operation under the License, and shall be responsible for ensuring the existence, proper operation and technical adaptability of the equipment and infrastructure required to enable such performance, all in coordination with the Security Forces and as set out in Appendix K; the Security Forces shall bear payment under the provisions of section 13 of the Law.

         66A.3 The Licensee shall be exempt from the obligation to indemnify the State under the provisions of clause 91.2 of the License and/or under any law, for the provision of the special services to the Security Forces.

         66B.     SECURITY PROVISIONS

         66B.1 The Licensee shall appoint a security officer in accordance with the provisions of the Security Arrangements in Public Bodies Law, 5758-1998(5), and shall strictly adhere to the security provisions set out in Annex L to the License.

         66B.2 The Licensee shall set out appropriate provisions in its foundation documents and regulations and shall act so that no person shall be appointed to act in a position or role set out in Annex L to this License unless he meets the following conditions:

                  (a) he is an Israeli citizen, as defined in the Citizenship Law, 5712-1952(6), and a resident of Israel;

                  (b) he has been given a security clearance from the General Security Services, under which there is nothing to prevent his so acting.

         66B.3 The Licensee shall act to keep the activities of the Security Services confidential and shall act in accordance with the security instructions

-----------------

(5) Sefer Hachukim, 5758, p. 348;

(6) Sefer Hachukim, 5712, p. 146; 5756, p. 362
                  of such Security Services, including with regard to the appropriate security classification for Office Bearers and persons with roles at the Licensee and the classification of information regarding the activities relating to the Security Services.

         66B.4 The Licensee shall take such steps as are required in order to protect the system, components of the system, and the databases serving for the provision of services, operation and control of the system against the activities of unauthorized persons, under the provisions set out in Annex L of this License."

AMENDMENT OF CLAUSE 67

35. The words "INFORMATION SERVICES AND ROAMING SERVICES" shall be deleted from the heading of clause 67.

36. The words "and the call traffic, services and tariff plans in respect of which the charge was made" shall be deleted from clause 67.1.

37.      Clauses 67.4 through 67.7 shall be deleted.

ADDITION OF CLAUSES 67A, 67B AND 67C

38. The following shall be inserted after clause 67, which bears the heading "BILLS TO SUBSCRIBERS":

         "67A.    INFORMATION SERVICE

         67A.1 The Licensee shall provide the public free of charge , by itself or via another person, with an information service for finding telephone numbers of its Subscribers, via one of the following:

                  (a)      A telephone information service;

                  (b) A telephone directory which shall be updated once a year.

         67A.2    Clause 67A.1 shall come into force on 28 Adar I, 5763 (2 March
                  2003).

         67B.     ACTIVATION OF SERVICE

         67B.1 The Licensee shall supply a Basic Telephone Service, Accompanying Services, and Value Added Services on the dates and at the quality of service as set out in the First Annex.

         67B.2    The Licensee shall notify the Director, no later than thirty
                  (30) business days prior to the first activation of a service set out in the First Annex of it's intention to commence provision of the service.

         67B.3 Should the Licensee wish to provide a service not included in the First Annex (hereinafter in this clause - a New Service), the Licensee shall notify the Director of it's intention thirty (30) business days before the date on which it intends to commence providing the New Service. The Licensee shall attach to the notice a document containing a summary of the description of the New Service, the manner in which it it to be provided, the tariff the Licensee intends to charge for the New Service and the indices for grade of service that it intends to meet.

         67B.4 The Director may notify the Licensee, within thirty (30) business days from the date of receipt of the notice set out in clause 67B.3, that provision of the New Service is subject to the fulfillment of conditions that the Licensee must fulfill either before or after commencement of provision of the New Service, and he may instruct the Licensee not to provide the New Service, giving reasons for such notification. Should the Director not notify the Licensee as aforesaid, the Licensee may provide the New Service thirty (30) days after the date of giving of the notice to the Director.

         67.5B Notwithstanding the provisions of clauses 67.2B, 67.3B and 67.4B, upon written application from the Licensee, the Director may permit the Licensee to commence provision of a service even earlier than thirty (30) business days after the date of giving of notice by the Licensee.

         67.6B Any New Service that the Licensee might commence providing as set out in clause 67.4B shall be deemed to be part of the First Annex ; the First Annex shall be updated from time to time by the Director.

         67C.     SERVICE FILE

                  Notwithstanding the provisions of clause 67B, the Director may require the Licensee to prepare a service file for all of its services in the format and on the date set out by the Director in his demand; the service file shall include, inter alia, documents that describe the service and the manner of provision of the service , and shall set out the tariffs and standards of quality of service in respect of it; every such service file shall be submitted to the Director for his approval, and after such approval shall be published in detail and in such a way that the Director shall determine; the Director may order at any time that approval of a service file is a condition of the provision of any service; for the purposes of tariffs not prescribed in regulations, the Director's approval of the service file shall not be deemed to be approval of the reasonableness of the tariff."

AMENDMENT OF CLAUSE 75

39. In clause 75.3, the words " "Class of Subscribers" - a group of subscribers the characteristics of which give reasonable grounds to justify its being distinguished from another group" shall replace the words " "Class of Subscribers" - a group of subscribers meeting characteristics enabling them to be distinguished from another group of subscribers".

REPLACEMENT OF CHAPTER 7, PART A

40.      The following shall replace Chapter 7, Part A:

                        "PART A - ROYALTIES AND PAYMENTS

         84.      ROYALTIES

         84.1 The Licensee shall pay royalties as set out in the Telecommunications Regulations (Royalties), 5761-2001(7) or any other regulations that may replace those (hereinafter: the "ROYALTY REGULATIONS").

         84.2 The Licensee shall attach two copies of an unaudited quarterly income statement, signed by the Licensee and approved by an accountant, to any payment of royalties under this clause; such statement shall include details of the calculation of dutiable income in accordance with the Royalty Regulations, and any other detail upon which the Licensee based the sum of the royalties.

         84.3 Upon submission of an annual audited statement of income, signed by the Licensee's accountant (hereinafter: the "AUDITED STATEMENT"), the Licensee shall submit a statement set out by quarters, detailing the correspondence between the income in respect of which it paid royalties and the income appearing in the Audited Statement (hereinafter: the "ADJUSTED STATEMENT").

         84.4 Where it becomes apparent that the sum of royalties that the Licensee was required to pay under the Adjusted Statement is higher than the sum paid by it for the quarter to which the Audited Statement relates, the Licensee shall pay royalty differentials, together with interest and linkage differentials as set out in the Royalty Regulations.

         84.5 Where it becomes apparent that the sum of royalties that the Licensee is required to pay under the Adjusted Statement is lower than the sum paid by it for the quarter to which the Audited Statement relates, the Licensee shall be credited with the sum of the surplus payment; surplus payments to which the Licensee is entitled shall be set off, upon written approval by the Director, against the next royalties payment, and interest and linkage differentials shall be calculated in accordance with the last index published prior to the date of the setoff,

-----------------

(7) Kovetz Takanot, 5761, p. 985
                  as aforesaid; for these purposes, interest and linkage differentials shall be as set out in the Royalty Regulations.

         85       DELAY IN PAYMENT OF ROYALTIES

                  The Licensee shall pay linkage differentials, arrearage interest and collection costs as set out in the Royalty Regulations, on royalties not paid in the time prescribed for their payment under said regulations.

         86.      MANNER OF PAYMENT OF ROYALTIES

                  Royalties and linkage differentials, arrearage interest, and collection fees therefor, shall be paid to the accountant of the Ministry of Communications by way of bank transfer into the account of the Ministry of Communications.

         87.      OTHER OBLIGATORY PAYMENTS

                  The royalties under this section shall be in addition to any fee, tax or other obligatory payment that the Licensee is required to pay under the provisions of any law."

AMENDMENT OF CLAUSE 94

41. In clause 94.1, the words "for twenty (20)" shall replace the words "for ten (10)".

AMENDMENT OF CLAUSE 95

42.      The following shall be inserted in place of clause 95.1(c):

         "(c) The Licensee charges its Subscribers with payments in contravention of the provisions of clause 75;"

43.      The following shall be inserted after clause 95.1(l):

         "(m) The Licensee has not paid the license fee on the date required, in accordance with the provisions of clause 40.1 of the terms and conditions of Tender No. 1/01.

         (n) A monetary sanction under the Law has been imposed upon the Licensee and the sum required has not been paid on time, provided that a sum higher than the sum of the sanction shall not be forfeited."

AMENDMENT OF CLAUSE 108

44.      The following shall replace clause 108.2:

         "108.2 Where the License and the documents related to it are on public display, the public shall not have the opportunity to inspect the following documents, contained in the Second Annex of the License:

                  (a)      Appendix  A - Details of the Licensee;

                  (b)      Appendix  B - the Engineering Plan;

                  (c)      Appendix  C - Maintenance Procedures;

                  (d)      Appendix  G - Insurance Contract;

                  (e)      Appendix  H - Bank Guarantee;

                  (f)      Appendix  I - Letters of Undertaking;

                  (g)      Appendix  K - Special Services for Security Forces;

                  (h)      Appendix  L - Security Instructions."

45.      The following shall be inserted after clause 108.3:

         "108.4 The Licensee shall allow the public to inspect the documents of the License via the internet; the Licensee may also do so through the Ministry of Communications' internet site as long as the Ministry of Communications publishes the License on its internet site.

         108.5 The Ministry may publish the License, other than the Appendixes set out in clause 108.2, on such date and in such manner as it sees fit."

FIRST ANNEX

46.      The attached "FIRST ANNEX" shall replace the existing "FIRST ANNEX".

AMENDMENT OF APPENDIX B IN THE SECOND ANNEX

47. The attached "ADDITION TO APPENDIX B - ENGINEERING PLAN" shall be added to Appendix B in the Second Annex.

REPLACEMENT OF APPENDIX E IN THE SECOND ANNEX

48. The attached "APPENDIX E - MINIMUM REQUIREMENTS AND LEVEL OF SERVICE TO SUBSCRIBERS" shall replace Appendix E in the Second Annex.

REPLACEMENT OF APPENDIX H IN THE SECOND ANNEX

49. The attached "Appendix H - BANK GUARANTEE" shall replace Appendix H in the Second Annex .

REPLACEMENT OF APPENDIX I IN THE SECOND ANNEX

50. The attached "Appendix I - LETTERS OF UNDERTAKING" shall replace Appendix I in the Second ANNEX.

Jerusalem, 5 Tishri 5763                                      (sgd.)
         (10 September, 2002)                       --------------------------
                                                    Reuven (Ruby) Rivlin
                                                    Minister of Communications

                                   FIRST ANNEX

                LIST OF SERVICES AND GAUGES OF QUALITY OF SERVICE

1.       GENERAL

1.1 This Annex contains the list of services that the Licensee is to supply, under the conditions set out in Part B of Chapter E - "LEVEL OF SERVICE TO SUBSCRIBERS".

1.2 The services shall be supplied using the technology operated by the Licensee, unless otherwise noted in the License or in an Annex to the License.

1.3 Wherever the words "SUPPORT IN VARIOUS LANGUAGES" appear, the intention is at least to support in the following four languages:
         Hebrew, Arabic, English and Russian.

2.       LIST OF SERVICES TO BE ACTIVATED - USING GSM 900, GSM 1800 TECHNOLOGY

2.1      BASIC TELEPHONE SERVICES

                                                                                        GAUGES OF
                                                                             SUPPLY     QUALITY OF
NO.      SERVICE NAME            SERVICE DESCRIPTION                         DATE       SERVICE*          NOTES
------------------------------------------------------------------------------------------------------------------------------
1        ORDINARY                Telephone conversations to and from         Exists      High sound
         TELEPHONE               Subscribers of the Licensee to any                      quality and
         CONVERSATION            telephone or other Terminal Equipment                   high level of
         (SPEECH)                appropriate to the Licensee's Network and               privacy
                                 to any other Public Telecommunications
                                 Network in Israel or around the world.
------------------------------------------------------------------------------------------------------------------------------
2        ACCESS TO               Free dialing to such emergency services as  Exists
         EMERGENCY               shall be prescribed by the Director (e.g.:
         CALLS                   police, ambulance, fire department, and
                                 others).
                                 Caller to be directed to an emergency call
                                 center by way of definition of the service
                                 provider in the place where the Subscriber
                                 is.
------------------------------------------------------------------------------------------------------------------------------

* The Licensee shall act in accordance with the definitions of the World GSM Organization, and in accordance with the standards of ETSI (the European Telecommunications Standards Institute), to the extent relevant for each service.

2.2      ACCOMPANYING SERVICES

------------------------------------------------------------------------------------------------------------------------------
                                                                                        GAUGES OF
                                                                             SUPPLY     QUALITY OF
NO.      SERVICE NAME            SERVICE DESCRIPTION                         DATE       SERVICE*          NOTES
------------------------------------------------------------------------------------------------------------------------------
1        VOICE                   Leaving and retrieving voice messages       Exists                       Leaving and
         MAIL                    stored in a personal voice mailbox when                                  retrieving
                                 the customer is not available or does not                                messages from
                                 wish to answer. Sending an indicator                                     voice mail box
                                 when a message is waiting in the                                         even when
                                 mailbox. Licensee to support various                                     dialing from
                                 languages.                                                               other networks.
------------------------------------------------------------------------------------------------------------------------------
2        "FOLLOW                 Direction of incoming calls to another      Exists
         ME"                     telephone number at the Subscriber's
                                 election (permanently, only when the
                                 Subscriber's number is engaged, only
                                 when the Subscriber does not answer or
                                 when the Subscriber is not available).
                                 The service also operates when the
                                 handset is not turned on or is outside a
                                 coverage area.
------------------------------------------------------------------------------------------------------------------------------
3        "HOLD"                  Directing a caller to a "hold" status,      Exists
                                 when the Subscriber answers another
                                 call or calls another number. Skipping
                                 between the two calls.
------------------------------------------------------------------------------------------------------------------------------
4        CALL                    Indicator to Subscriber of an incoming      Exists
         WAITING                 call using special sounds. The
                                 Subscriber can choose to answer, not
                                 answer, or ignore.
------------------------------------------------------------------------------------------------------------------------------
5        CALLER                  Display of the number of the caller on      Exists                       Dependent upon
         ID                      the display screen of the handset.                                       the number not
                                                                                                          being blocked by
                                                                                                          the caller
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
6        SHORT                   Sending and receiving of text,              Exists                       Dependent upon
         MESSAGE                 graphic, voice and picture                                               terminal handsets
         SERVICE (SMS)           messages from and to Subscribers'
                                 handsets in the Licensee's Network
                                 or Subscribers' handsets on other
                                 networks in Israel and overseas
                                 who have reached an agreement
                                 with the Licensee.
                                 Sending such messages from a
                                 personal computer.
                                 Sending incoming messages to a
                                 facsimile machine.
                                 The Licensee shall support various
                                 languages.
------------------------------------------------------------------------------------------------------------------------------
7        24 HOUR                 Receipt of assistance from                  Exists     See
         SUBSCRIBER              subscriber service 24 hours a day, 7                   Appendix E
         SERVICE                 days a week, in four languages
                                 (Hebrew, Arabic, English and
                                 Russian).
------------------------------------------------------------------------------------------------------------------------------
8        INFORMATION             Finding out telephone numbers of            Exists     See               Pursuant to
         SERVICE                 Subscribers on the Licensee's                          Appendix E        provisions of the
                                 Network.                                                                 License

                                 -----------------------------------------------------
                                 Possibility of calling and receiving        Future
                                 response by Short Message System
                                 (SMS).
------------------------------------------------------------------------------------------------------------------------------
9        CALLS TO                Dialing to emergency services               Exists                       112 may be
         EMERGENCY               (police, ambulance, fire                                                 dialed without a
         SERVICES                department, and other emergency                                          SIM card, under
                                 services, as prescribed by the                                           ETSI. This is
                                 Director) by way of truncated                                            directed to the
                                 dialing codes. These services are                                        police.
                                 also available without an SIM card
                                 in the handset.
------------------------------------------------------------------------------------------------------------------------------
10       BILLING                 Sending invoice containing a                Exists     100%
         SUMMARY                 summary of all billing (e.g.,                          matching
                                 subscription fees, airtime                             with
                                 billing, taxes, other expenses).                       company
                                 Information on billing via                             records
                                 interactive answering service and
                                 SMS.
------------------------------------------------------------------------------------------------------------------------------
11       DETAILED                Sending invoice containing details          Exists     100%
         BILLING                 of all calls made for the entire                       matching
                                 billing period, upon request.                          with company
                                 Receipt of accounts, or specific                       records
                                 parts of accounts.
------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
12       CONTROLLED              The Subscriber determines the maximum       Exists     100% matching
         BILLING                 level of use for each billing month in                 with company
                                 order to assist with budgeting. Receipt                records
                                 of Short Message System (SMS) when
                                 billing reaches pre-determined level of
                                 use. Increase or decrease of level in
                                 real time.
-----------------------------------------------------------------------------------------------------------------------------
13       PERSONAL                Subscriber may use one number for all       Exists
         NUMBER                  types of calls (speech, fax and data).

                                 -----------------------------------------------------
                                 May be integrated with call screening       Future
                                 using the "follow me" service, based on
                                 the hour of the day, the identity of the
                                 caller or the kind of call.
------------------------------------------------------------------------------------------------------------------------------
14       TRANSFER OF CALLS       Transfer of calls to third party            Exists
------------------------------------------------------------------------------------------------------------------------------
15       CALL SCREENING          Receipt, transfer or rejection of calls     Future
                                 based on identity of caller, or time.
------------------------------------------------------------------------------------------------------------------------------
16       LIST OF PREFERRED       Allows Subscribers to receive calls from    Future
         CALLERS                 a list of preferred callers. Other calls
                                 are sent automatically to the voice mail
                                 box or to another number.
------------------------------------------------------------------------------------------------------------------------------
17       SELECTION OF            Subscriber can choose his telephone         Exists
         NUMBER                  number in accordance with the Numbering
                                 Plan in Israel, as part of the Licensee's
                                 allotments
------------------------------------------------------------------------------------------------------------------------------
18       ABILITY TO CHANGE       Change of Subscriber's telephone number,    Exists
         NUMBER                  at Subscriber's request
------------------------------------------------------------------------------------------------------------------------------
19       ACCESS SERVICES         Access from MRT Terminal Equipment to       Exists     Coordination      Subject to
         TO INFORMATION          specific information per geographic                    of information    provisions of
         IN ACCORDANCE           location of Subscriber                                 within cell -     protection of
         WITH LOCATION                                                                  accuracy of       Privacy Law,
                                                                                        several           5741-1981
                                                                                        kilometers
------------------------------------------------------------------------------------------------------------------------------
20       CALL TO                 Request for any number                      Exists                       Via Bezeq
         INFORMATION             listed in Israel:
         INCLUDING CALL
         COMPLETION              ---------------------------------------------------------------------------------------------
                                 Connection to number thus located           Future
                                 effected by exchange operator, caller
                                 doesn't need to write down number.
                                 ---------------------------------------------------------------------------------------------
                                 Confirmation of number by SMS for storage   Future
                                 on SIM card
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
21       LOADING "TELEPHONE      Loading of telephone numbers by Licensee    Future
         BOOK"                   directly into "telephone book" on
                                 Subscriber's SIM card, per list that
                                 Subscriber enters into system via
                                 exchange operator, answering service or
                                 internet
------------------------------------------------------------------------------------------------------------------------------
22       VOICE OPERATED          Dialing numbers via Subscriber's voice      Exists                       Dependent upon
         DIALING                 command (instead of manual dialing)                                      terminal handset
------------------------------------------------------------------------------------------------------------------------------
23       AUTOMATIC REDIAL        The system 'locks' on to an engaged line    Exists                       Dependent upon
         (COMPLETION OF CALLS    and the Network rings the Subscriber back                                terminal handset
         TO ENGAGED              automatically when the engaged line
         SUBSCRIBERS)            becomes free
------------------------------------------------------------------------------------------------------------------------------
24       RENEWAL OF LINE THAT    Automatic renewal of calls that drop out    Future
         DROPS OUT
------------------------------------------------------------------------------------------------------------------------------
25       TWO SIM CARDS FOR ONE   Operating two pieces of MRT Terminal        Exists                       Orange 2
         NUMBER                  Equipment using identical number and
                                 identical account (eg. one handset in the
                                 car and one mobile)
------------------------------------------------------------------------------------------------------------------------------
26       TWO NUMBERS FOR ONE     Operating two separate telephone numbers    Future
         SIM CARD                from the same MRT Terminal Equipment and
                                 SIM card (eg. a private line and a
                                 business line)  The lines may be billed
                                 separately or together
------------------------------------------------------------------------------------------------------------------------------
27       BLOCKAGE OF             Blocking of a Subscriber's ability to       Exists
         INTERNATIONAL ACCESS    make outgoing international calls in
                                 Israel; and incoming or outgoing calls
                                 when roaming outside of Israel
------------------------------------------------------------------------------------------------------------------------------
28       COLLECT CALLS           Collect calling for calls to                Future
                                 pre-determined numbers.
                                 The recipient of the call pays for the
                                 call
------------------------------------------------------------------------------------------------------------------------------
29       VIRTUAL PRIVATE         Dialing MRT Terminal Equipment of           Exists                       For corporations
         NETWORK (VPN)           Subscribers within a corporation by                                      with 50 or more
                                 calling extension numbers on                                             users
                                 corporation's private exchange (PBX) or
                                 truncated number.
------------------------------------------------------------------------------------------------------------------------------
30       WIRELESS CENTREX        Receipt of some of the benefits of VPN      Future
         SERVICES                for groups of subscribers who are not
                                 connected to a PBX. Dialing members of
                                 the group via truncated code instead of
                                 whole numbers
------------------------------------------------------------------------------------------------------------------------------
31       CLOSED USER GROUP       Transfer of calls between subscribers in    Future
                                 pre-determined groups
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
32       AUTOMATIC               Transfer of incoming calls automatically    Future
         SUBSCRIBER              to a list of telephone numbers in order
         LOCATION (HUNT          to locate Subscriber
         GROUP)
------------------------------------------------------------------------------------------------------------------------------
33       CONFERENCE CALL         Addition of third party to a call without   Exists                       Dependent
                                 disconnecting the second party and                                       upon terminal
                                 without needing to set up the service in                                 handset
                                 advance through an exchange operator

------------------------------------------------------------------------------------------------------------------------------
34       DATA                    Connection to data communications           Exists
         COMMUNICATIONS          service via subscriber's PC or
         SERVICE                 telephone handset (eg. calling
                                 the computer or email).
------------------------------------------------------------------------------------------------------------------------------
35       VOICE INTEGRATED        Speech followed by data service (Bearer     Future
         DATA                    Service) without limitation - allows
         COMMUNICATIONS          transfer of data between two mobile
                                 subscribers. May transfer data during
                                 the call or after the call has taken
                                 place
------------------------------------------------------------------------------------------------------------------------------
36       HIGH SPEED DATA         The Licensee to implement accepted          Exists
         TRANSMISSION            standards from time to time at its
                                 discretion, such as GPRS (General Parcel
                                 Relay Service for wireless networks) or
                                 HSCSD (High Speed Circuit Switch Data)
                                 so as to offer Subscribers existing or
                                 new applications with high speed data
                                 communications
------------------------------------------------------------------------------------------------------------------------------
37       OVER THE AIR            On line activation and alteration of SIM    Exists
         ACTIVATION AND          card memory so as to save a Subscriber's
         ALTERATIONS             having to come to a service center
------------------------------------------------------------------------------------------------------------------------------
38       TEMPORARY               Disconnection of service for a Subscriber   Exists
         DISCONNECTION           for a pre-determined period of time
                                 without losing the specific telephone
                                 number (eg. during holidays or temporary
                                 stay overseas)
------------------------------------------------------------------------------------------------------------------------------
39       CONSOLIDATED            Receipt of one account combining bills      Exists     Full
         BILLING                 for all handsets for Subscribers with a                coordination
                                 number of telephones or services                       with system
                                                                                        records for
                                                                                        accounts sent
                                                                                        out
------------------------------------------------------------------------------------------------------------------------------
40       CLARIFICATION OF        Clarification of up-to-date bill status     Exists
         BILL STATUS             via voice response, SMS or internet
------------------------------------------------------------------------------------------------------------------------------
41       ACCOUNT BILLING         Typing in of identification code before     Future     Full
                                 every call (so as to distinguish between               coordination
                                 business calls and private calls made on               with system
                                 the same line). Receipt of monthly                     records for
                                 invoice with details of use per billing                100% of
                                 code.                                                  accounts sent
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
42       ELECTRONIC BILLING      Control and analysis of information on      Exists     Full
         / REPORTING             billing and treatment of bills by                      coordination
                                 Subscriber, using special software                     with system
                                                                                        records for
                                                                                        100% of
                                                                                        accounts sent
------------------------------------------------------------------------------------------------------------------------------
43       ADDITIONAL COPY OF      Receipt of more than one copy of every      Exists
         ACCOUNT                 account, upon request
------------------------------------------------------------------------------------------------------------------------------
44       BILLING ON DEMAND       Supply of report of all bills and credits   Exists     100%
                                 as at the period requested by the                      coordination
                                 Subscriber                                             with system
                                                                                        records
------------------------------------------------------------------------------------------------------------------------------

2.3      VALUE ADDED SERVICES

------------------------------------------------------------------------------------------------------------------------------
                                                                             SUPPLY     QUALITY
NO.      SERVICE NAME            SERVICE DESCRIPTION                         DATE       GAUGES            NOTES
------------------------------------------------------------------------------------------------------------------------------
1        ACCESS TO INTERNET      Access to internet or to the                Exists                       Access to
         / INTRANET              private intranet network of a                                            internet via
                                 company through an account the                                           special
                                 access to which is via the                                               internet
                                 Subscriber's Terminal Equipment,                                         services
                                 computer, PDA or similar device                                          licensee
------------------------------------------------------------------------------------------------------------------------------
2        IDENTIFICATION AND      Identification and verification of          Future
         VERIFICATION            user upon access to intranet using
                                 Terminal Equipment
------------------------------------------------------------------------------------------------------------------------------
3        EMAIL                   Sending and receiving messages              Future                       Via licensee
                                 using email address. Indication                                          for email
                                 upon receipt of message into                                             services
                                 mailbox of Subscriber. Licensee
                                 to support in various languages
------------------------------------------------------------------------------------------------------------------------------
4        VIDEO                   Sending photos, graphics or live            Future
         COMMUNICATIONS          video via the Network (eg.
                                 Subscribers who are far from one
                                 another can exchange photos and
                                 work interactively)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
5        INTERNATIONAL           Provision of MRT Services roaming           Exists     Under GSM         Pursuant to
         ROAMING ON GSM          agreements between the Licensee                        MoU               agreements
         NETWORKS                and other operators in other                                             between Licensee
                                 countries with GSM systems.                                              and foreign
                                 Provision of MRT Services when                                           operators
                                 visiting Israel (for "roamers"
                                 from overseas). Provision of MRT
                                 cellular services when overseas by
                                 way of roaming agreements between
                                 the Licensee and other operators
                                 in other countries of the world
                                 with GSM systems.
------------------------------------------------------------------------------------------------------------------------------
5A       INTERNATIONAL           Provision of cellular services              Future                       Pursuant to
         ROAMING TO              during overseas stay via roaming                                         agreements
         PRE-PAID                agreements between the Licensee                                          between Licensee
         SUBSCRIBERS             and other operators in other                                             and foreign
                                 countries with GSM systems                                               operators

------------------------------------------------------------------------------------------------------------------------------
5B       INTERNATIONAL           Provision of cellular services              Exists                       Pursuant to
         ROAMING ON OTHER        during overseas stay via roaming                                         special
         NETWORKS                agreements between the Licensee                                          agreements
                                 and other operators in other                                             between Licensee
                                 countries where other systems                                            and foreign
                                 are operated (IDEN, CDMA, etc.)                                          operators

------------------------------------------------------------------------------------------------------------------------------
6        ADVANCED VOICE          Sending and receiving speech                Exists
         MAIL BOX                messages with more advanced
                                 features and abilities: Fax box
                                 sending messages to more than one
                                 person at once Sending messages
                                 from one voice box to another,
                                 including transfer of messages
                                 received to another person, or
                                 direct response to sender. Sending
                                 messages using truncated dialing
                                 (can combine this feature with
                                 truncated dialing in a VPN).
                                 "Notice board" Sending and
                                 receiving longer notices than
                                 allowed during standard timeframes
------------------------------------------------------------------------------------------------------------------------------
7        PERSONAL                Connection of callers to an                 Future
         SECRETARY SERVICE       exchange operator to deal with
                                 more complex messages than voice
                                 mail service. Notice passed to
                                 Subscriber via speech or Short
                                 Message (SMS), per customer
                                 instructions (can work as a
                                 beeper service)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
8        GSM / SATELLITE         Licensee to support handsets                Future     Conditional       Conditional upon
         ROAMING                 with double GSM / satellite                            upon roaming      roaming operating
                                 operating statuses                                     agreement         agreement with
                                                                                                          satellite
                                                                                                          operator and
                                                                                                          upon satellite
                                                                                                          network operator's
                                                                                                          having a license
                                                                                                          from the Director to
                                                                                                          provide its
                                                                                                          services in
                                                                                                          Israel
------------------------------------------------------------------------------------------------------------------------------
9        1800, 1900 GSM          Licensee to sign roaming                    Exists     Conditional       Pursuant to
         ROAMING                 agreements with GSM 1800 and GSM                       upon roaming      agreements between
                                 1900 network operators in order to                     agreements        Partner and foreign
                                 increase the number of countries
                                 to which its Subscribers
                                 can roam. Subscribers of the
                                 Licensee may use handsets with
                                 double operation statuses or rent
                                 appropriate handsets using their
                                 own SIM card.
------------------------------------------------------------------------------------------------------------------------------
10       INFORMATION AND         Access to wide variety of                   Exists                       Via SMS, WAP, IVR
         CONTENT SERVICES        information services via written
         ACCORDING TO            messages or speech (eg. financial
         SUBSCRIBER NEEDS        information, traffic reports,
                                 sports news and weather reports).
                                 Adjustment of menus in Terminal
                                 Equipment in order to allow for
                                 access to new services more
                                 quickly and efficiently
------------------------------------------------------------------------------------------------------------------------------
11       SERVICES BASED ON       Combination of SMS and GPS                  Future                       Subject to the
         LOCATION                (satellite navigation system) so                                         Protection of
                                 as to offer customers                                                    Privacy Law,
                                 location-based services (eg.                                             5741-1981
                                 whilst driving in a car).
                                 Subscriber can be quickly and
                                 accurately located. Receipt of
                                 navigation instructions based on
                                 location of Subscriber. Various
                                 services based on receipt of
                                 information regarding traffic
                                 situation on roads in Israel based
                                 on Subscriber's location.
                                 Following up movements of
                                 subscriber's vehicle (eg if car is
                                 stolen)
------------------------------------------------------------------------------------------------------------------------------
12       NOTIFICATION OF         Checking status of Subscriber's             Future
         ACTIVATION OF           house alarm, car alarm or any
         ALARM                   other alarm using Terminal
                                 Equipment
------------------------------------------------------------------------------------------------------------------------------
13       MARKETING AND           Receiving advertisements for                Future
         SHOPPING BY             products via speech or written
         TELEPHONE               messages (by
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                 request). Ordering products
                                 via Subscriber's terminal
                                 equipment
------------------------------------------------------------------------------------------------------------------------------
14       ELECTRONIC MONEY        Storage and transfer of                     Future
                                 "electronic money" in the memory
                                 of the Subscriber's SIM card.
                                 Loading of SIM card with money
                                 using various, convenient means
                                 (such as direct transfer from bank
                                 account, from ATMs, from
                                 appropriate public telephones
                                 or computerized public information
                                 stands).
------------------------------------------------------------------------------------------------------------------------------
15       E-COMMERCE              Purchase of products and services           Exists                       To be updated in
                                 via Terminal Equipment, being                                            accordance with
                                 billed via telephone account.                                            the "Mobile
                                                                                                          Electronic
                                                                                                          Commerce"
                                                                                                          regulations,
                                                                                                          when published
------------------------------------------------------------------------------------------------------------------------------
16       ELECTRONIC BANKING      Effecting basic banking operations          Exists     In accordance     Conditional upon
                                 using Terminal Equipment (eg.                          with bank         the approval of
                                 ordering check books, inspecting                       requirements      the Supervisor
                                 bank account statements) the                                             of Banks
                                 information being transferred to a
                                 Subscriber's Terminal Equipment
                                 via Short Message System (SMS)
------------------------------------------------------------------------------------------------------------------------------
16A      ELECTRONIC              Ability of clearance between a              Future     In accordance
         CLEARANCE               trader and the credit card                             with
                                 company, using cellular Terminal                       requirements
                                 Equipment                                              of credit
                                                                                        card
                                                                                        companies
------------------------------------------------------------------------------------------------------------------------------
17       FACSIMILE SERVICE       Receipt, storage and retrieval of           Exists
                                 facsimile message via Subscriber's
                                 Terminal Equipment (fax mail).
                                 Subscriber receives a Short
                                 Message (SMS) when new fax
                                 arrives. Retrieval of fax by
                                 redirecting fax message to the fax
                                 of the Subscriber's choice. The
                                 service also enables Subscribers
                                 to send a fax from MRT Terminal
                                 Equipment via SMS to a fax
                                 machine
------------------------------------------------------------------------------------------------------------------------------
18       TELEMETRY               Enables Subscribers to perform              Exists
         APPLICATIONS            remote controlling and monitoring
                                 (such as electricity and water
                                 meters, traffic lights, cargo,
                                 safety warnings, remote readings
                                 from computer equipment,
                                 environmental monitoring, car
                                 parking, medical observation)
------------------------------------------------------------------------------------------------------------------------------
19       "YELLOW PAGES"          Access to "Yellow Pages"                    Future
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
         TYPE DIRECTORY          type information via exchange
                                 operator using truncated
                                 dialing
------------------------------------------------------------------------------------------------------------------------------
20       PROVISION OF MRT        Provision of Terminal                       Exists     Not relevant
         TERMINAL                Equipment for use in countries
         EQUIPMENT              with different service bands than
                                 Israel (such as in GSM 1800 and
                                 1900 networks) all charges being
                                 transferred to the Subscriber's
                                 GSM account in Israel
------------------------------------------------------------------------------------------------------------------------------
21       PROVISION OF SIM        Provision of SIM card to visiting           Future
         CARD                    "roamers" from countries that
                                 don't have a roaming agreement
------------------------------------------------------------------------------------------------------------------------------
22       REGIONAL TARIFFS        A special tariff for calls that             Future
                                 begin and end in a pre-ordained
                                 area (eg. house, office)
------------------------------------------------------------------------------------------------------------------------------
23       PRE-PAID CARD           Enables a Subscriber to load his            Exists
                                 MRT account with a pre-defined
                                 amount of money
------------------------------------------------------------------------------------------------------------------------------
24       ADVERTISEMENT           Lower tariffs for Subscribers               Future
         DURING CALL             willing to listen to an
                                 advertisement at the beginning of
                                 the   call. Advertiser pays for
                                 this discount
------------------------------------------------------------------------------------------------------------------------------
25       MAINTENANCE OF          Repair or replacement of MRT                Exists
         MRT TERMINAL            Terminal Equipment dealt with
         EQUIPMENT               by the Licensee
------------------------------------------------------------------------------------------------------------------------------
26       INSURANCE               Comprehensive package covering              Future     Not relevant
                                 theft, loss and breakdown, subject
                                 to any law
------------------------------------------------------------------------------------------------------------------------------

3.       SERVICES TO SUBSCRIBERS - UPON ACTIVATION OF UMTS SYSTEM (THIRD
         GENERATION- 3G)

3.1      GENERAL

         a) All of the services supplied shall be in keeping with the minimum requirements under Appendix E in the Second Annex (clause 15.2 of the conditions of the Tender 1/01).

         b) The gauges for quality of service (QoS) are based on the standards of the European Telecommunications Standards Institute (ETSI) and the standards of the Third Generation Standards Partnership Project (3GPP).

         c) The supply of services during the delay times set out are at a probability of 95%. Delay times relate to system delay times; the time it takes to transfer information will be prescribed in accordance with the size of the information (file, photograph, message) and the speed of data transfer defined for the service.

3.2      BASIC TELEPHONE SERVICE

------------------------------------------------------------------------------------------------------------------------------
                                                                              SUPPLY
NO.      SERVICE NAME                   SERVICE DESCRIPTION                    DATE          QoS GAUGES      NOTES
------------------------------------------------------------------------------------------------------------------------------
1        ORDINARY                Telephone calls to and                      Future     Data transfer     Developments in
         TELEPHONE CALLS         from Subscribers of                                    speed of 4 -      infrastructure
         (SPEECH)                Licensee to any other                                  12.5 kbps.        capabilities and
                                 appropriate telephone or                               Loss of           mobile devices
                                 Terminal Equipment                                     information:      will enable
                                 appropriate to any other                               FER (frame        transfer of speech
                                 Public Telecommunications                              error rate)       via internet
                                 Network in Israel or                                   less than 3%      protocol (IP),
                                 around the world                                                         using the benefits
                                                                                                          of package
                                                                                                          broadcasts
------------------------------------------------------------------------------------------------------------------------------
2        DATA                    Transfer of data via PC /                   Future     * Data
         COMMUNICATIONS          PDA (personal digital                                  transfer rate
                                 assistant) / laptop                                    up to 144 kbps
                                 connected to Subscriber's                              * Delay of
                                 mobile                                                 less than 10
                                                                                        seconds
------------------------------------------------------------------------------------------------------------------------------
3        FAX                     Transmission of fax from                    Future     *Data transfer
                                 MRT Terminal Equipment to                              rate of 9.6
                                 any fax machine at the                                 kbps to 64
                                 Subscriber's election                                  kbps
                                                                                        * Delay of
                                                                                        less than 20
                                                                                        seconds
------------------------------------------------------------------------------------------------------------------------------

3.3      ACCOMPANYING SERVICES

------------------------------------------------------------------------------------------------------------------------------
                                                                              SUPPLY
NO.      SERVICE NAME                   SERVICE DESCRIPTION                    DATE          QoS GAUGES      NOTES
------------------------------------------------------------------------------------------------------------------------------
1        CALL WAITING            The ability of a caller to move             Future     Availability
         HOLD                    from one call to another between                       at peak hours
                                 simultaneous calls                                     at probability
                                                                                        of 99%
------------------------------------------------------------------------------------------------------------------------------
2        IDENTIFICATION          The ability to identify the                 Future     Availability      Unless
         OF INCOMING             telephone number of an incoming                        at peak hours     purposely
         CALL                    call                                                   at probability    concealed by
                                                                                        of 99%            the caller or
                                                                                                          dependent on
                                                                                                          what the
                                                                                                          second
                                                                                                          operator does
------------------------------------------------------------------------------------------------------------------------------
3        CALL BLOCKING           The ability to limit the entry or           Future     Availability
                                 exit of calls                                          at peak hours
                                                                                        at probability
                                                                                        of 99%
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
4        FOLLOW ME               The ability to redirect incoming            Future     Availability
                                 calls to pre-determined telephone                      at peak hours
                                 numbers                                                at probability
                                                                                        of 99%
------------------------------------------------------------------------------------------------------------------------------
5        VOICE MAIL              The ability of callers to record            Future     Availability
                                 messages and of addressees to                          at peak hours
                                 return calls                                           at probability
                                                                                        of 99%
------------------------------------------------------------------------------------------------------------------------------
6        ROAMING                 Transfer of calls to a Subscriber           Future     Conditional
                                 who is overseas via a licensee to                      upon roaming
                                 provide International                                  agreements and
                                 Telecommunications Services and                        the abilities
                                 the provision of basic wireless                        of the
                                 mobile telephone services and                          overseas
                                 Accompanying Services to a person                      operator
                                 visiting Israel (for roamers from
                                 overseas), all via roaming
                                 agreements with operators of UMTS
                                 systems in other countries
------------------------------------------------------------------------------------------------------------------------------

3.4      VALUE ADDED SERVICES

------------------------------------------------------------------------------------------------------------------------------
                                                                              SUPPLY
NO.      SERVICE NAME                   SERVICE DESCRIPTION                    DATE          QoS GAUGES      NOTES
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
1.       Advanced Inter-Personal Communications
------------------------------------------------------------------------------------------------------------------------------
1.1      VIDEO                   The ability to have bi-directional          Future     Data transfer
         CONVERSATION            video conversations between two                        rate of 32 to
                                 users                                                  144 kbps
                                                                                        Information
                                                                                        loss less than
                                                                                        1% FER
------------------------------------------------------------------------------------------------------------------------------
2.       Message Services
------------------------------------------------------------------------------------------------------------------------------
2.1      ELECTRONIC              The ability to send, receive,               Future     Message transfer
         MESSAGES (SMS)          store and redirect text messages                       time of less
                                 to and from various handsets                           than 4 seconds

------------------------------------------------------------------------------------------------------------------------------
2.2      PICTURE MESSAGE         The ability to send, receive,               Future     Data transfer
                                 store and redirect pictures to                         rate of 14.4 to
                                 and from various handsets                              64 kbps, message
                                                                                        transfer time of
                                                                                        less than 15
                                                                                        seconds
------------------------------------------------------------------------------------------------------------------------------
2.3      EMAIL                   The Subscriber has an email                 Future     Data transfer
                                 address which can be available                         rate of 32 to
                                 using various types of devices                         144 kbps, email
                                 (PC, PDA, mobile terminal                              transfer time of
                                 equipment)                                             less than 10
                                                                                        seconds
------------------------------------------------------------------------------------------------------------------------------
2.4      MULTIMEDIA NOTICE       The ability to send / receive /             Future     Data transfer
                                 store / redirect notices, whilst                       rate of 32 to
                                 using a wide range of various                          144 kbps,
                                 types of media such as text,                           message transfer
                                 audio, fax, email, video                               rate of less
                                                                                        than 30 seconds

------------------------------------------------------------------------------------------------------------------------------
2.5      COMBINED MESSAGES       The ability of a Subscriber to              Future     Availability
                                 access various messages through                        during peak
                                 hours at one access point,
------------------------------------------------------------------------------------------------------------------------------

                                 without being dependent upon the                       probability of
                                 type of medium used to send the                        99%
                                 message
------------------------------------------------------------------------------------------------------------------------------
3.       Information and Entertainment Services
------------------------------------------------------------------------------------------------------------------------------
3.1      VIA SMS                 The ability to receive (by                  Future     Message
                                 retrieval or request)  textual                         transfertime of
                                 information on various topics                          less than 4
                                 such as sports, economics, news                        seconds
------------------------------------------------------------------------------------------------------------------------------
3.2      VIA PICTURE             The ability to receive (by                  Future     Data transfer
         MESSAGE                 retrieval or request) information                      rate of 14.4
                                 combined with pictures,                                to 64 kbps,
                                 including icons on various                             message
                                 topics such as sports, economics,                      transfer time
                                 news                                                   of less than 15
                                                                                        seconds
------------------------------------------------------------------------------------------------------------------------------
3.3      VIA MULTIMEDIA          The ability to receive (by                  Future     Data transfer
         MESSAGE                 retrieval or request)                                  rate of 32 to
                                 information combining many kinds                       144 kbps,
                                 of media such as text, fax, email,                     message
                                 audio, video; on various topics                        transfer time
                                 such as sports, economics,                             of less than 30
                                 news                                                   seconds
------------------------------------------------------------------------------------------------------------------------------
3.4      CELLULAR GAMES          The ability to download or access           Future     Data transfer
                                 a variety of games via various                         rate of 32 to
                                 kinds of devices and interfaces                        44 kbps, delay
                                 such as SMS, WAP.                                      of less than 4
                                                                                        seconds
------------------------------------------------------------------------------------------------------------------------------
4.       Interconnection of Content
------------------------------------------------------------------------------------------------------------------------------
4.1      INTERNET ACCESS,        The ability to connect to an                Future     Data transfer     Depends on ISP
         VIA MOBILE              Internet Service Provider (ISP),                       rate of 32 to     performance
         HANDSET                 including transfer files, email                        144 kbps,
                                 and to enter video and audio data                      browsing delay
                                                                                        of less than 4
                                                                                        seconds per
                                                                                        page
------------------------------------------------------------------------------------------------------------------------------
4.2      ACCESS TO               The ability to supply access to             Future     Data transfer     Depends on
         INTRANET /              an organizational network                              rate of 32 to     performance of
         EXTRANET VIA            whether directly on to a local                         144 kbps, delay   organization
         MOBILE HANDSET          area network (LAN) or a virtual                        of less than 4    network
                                 private network (VPN)                                  seconds
------------------------------------------------------------------------------------------------------------------------------
5.       Mobile e-commerce (M-Commerce)
------------------------------------------------------------------------------------------------------------------------------
5.1      PAYMENTS VIA            The ability to make direct on line          Future     Delay of less
         MOBILE HANDSET          purchases from a mobile handset.                       than 4 seconds
                                 The service will enable the
                                 performance of the entire
                                 transaction - verification of
                                 subscriber, ordering of goods,
                                 and payment
------------------------------------------------------------------------------------------------------------------------------
6        Machine to Machine
------------------------------------------------------------------------------------------------------------------------------
6.1      TELEMETRY               The ability to enable connection            Future     Data transfer
                                 to machines and to monitor,                            rate of less
                                 control and assist. Eg., for                           than 64 kbps,
                                 vehicles, automatic sales                              delay of less
                                 machines, surveillance cameras,                        than 10 seconds
                                 and other remote controlled
                                 devices, wireline or mobile.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
7.       Location-based
------------------------------------------------------------------------------------------------------------------------------
7.1      MOBILE WORK             The ability to supervise,                   Future     Exactness of      Future
         FORCE MANAGEMENT        visit and manage mobile                                location 300      tointegration of
         / LOCATING /            employees, to assist in                                500 meters        GPS could
         NAVIGATION              navigating them whilst                                                   improve the
                                 following up their location                                              level of
                                                                                                          exactness of
                                                                                                          location
                                                                                                          information
------------------------------------------------------------------------------------------------------------------------------

                   "ADDENDUM TO APPENDIX B - ENGINEERING PLAN

         The addendum to the Engineering Plan appears in the Application filed by the Licensee in Tender No. 1/01,containing the following:

3.4         QUALITY OF SERVICE                                               16
3.4.1       Systems performance                                              16
3.4.2       Prevention and treatment of fraud                                28
3.4.3       Systems performances during various stages                       32

3.5         ENGINEERING PLAN                                                 34
3.5.1       Needs analysis                                                   34
3.5.2       Rollout and amounts                                              45
3.5.3       Electromagnetic spectrum                                         62
3.5.4       Radio sub-system                                                 78
3.5.5       Transmission sub-system                                         110
3.5.6       Switching and routing sub-system                                121
3.5.7       Control sub-system                                              139
3.5.8       Information sub-system                                          144
3.5.9       Backup, viability and maintenance                               165
3.5.10      Numbering plan and address aliases                              169
3.5.11      Terminal equipment                                              173
3.5.12      Encryption, identification and authentication                   177
3.5.13      Adjustment to Security Forces requirements                      182
3.5.14      Safety                                                          184
3.5.15      Examination plan                                                190
3.5.16      Ownership of infrastructure                                     193"

     " APPENDIX E - MINIMUM REQUIREMENTS AND LEVEL OF SERVICE TO SUBSCRIBER

1.       SYSTEM PERFORMANCES

1.1 The system and its services shall meet the performances, features and gauges defined in the Engineering Plan in Appendix B.

1.2 The system and its services shall not, in any event, fall below the following minimum requirements:

1.2.1 DIGITAL TECHNOLOGY: The system and the services under the extension of the License shall be operated using digital technology, in accordance with relevant international standards.

1.2.2    SERVICE COVERAGE:

         Subject to the provisions of clause 60.5 of the License, every service will be provided in all of the system's coverage areas, in keeping with the minimum requirements regarding quality of service, within twenty-four (24) months of the date of provision of the service for payment;

1.2.3    QUALITY OF SERVICE

         (a)      In this clause:

                  (1) "BLOCKED CALLS" - calls or connections that cannot be established or messages that cannot be transferred immediately upon the call establishment command due to unavailability of MRT System resources or connection resources between the MRT System and other systems;

                  (2) "DROPPED CALLS" - calls or connections that have terminated not at the initiation of the Subscriber who initiated the call / connection or the Subscriber who received the call;

         (b) Quality of the service on the MRT System shall not fall below the following:

                  (1) the number of blocked calls during peak hour shall not increase above two percent (2%);

                  (2) the number of dropped calls during peak hour shall not increase above two percent (2%);

         (c)      The system shall meet the requirements set out in paragraphs
                  (a) and (b) ninety-nine percent (99%) of the time during peak hours;

         (d) Subject to the provisions of clause 60.5 of the License, the system shall reach the level of the requirements set out above no later than twenty-four (24) months after the date of commencement of provision of services in return for payment; as of this date, the aforesaid quality of service shall be maintained in all of the coverage areas of the system;

         (e) The number of blocked calls and dropped calls shall be measured in the following manner:

                  (1) the measurement shall relate to a time frame of one hour;

                  (2) the peak hour to which the measurement shall relate shall be the busiest hour of the system on the day on which the measurement is taken;

                  (3) the measurement shall be taken during peak hour on each of five (5) consecutive business days as aforesaid;

                  (4) the final data expressing the probability of blocked calls and the probability of dropped calls shall refer to the average of the five (5) hours measured over the five (5) consecutive business days as aforesaid, and to each of the classes of service supplied by the system;

         (f) The measurement and calculation shall be effected separately for each cell, for each switch and for the system as a whole; notwithstanding the aforesaid, upon written application from the Licensee, the Director may permit limitations to the provisions of clause 1.2.3, after being convinced that there is a real difficulty in effecting such measurement and calculation as aforesaid, provided that an alternative method of measurement and calculation is proposed.

2.       GAUGES OF QUALITY OF SERVICE TO CUSTOMERS AND SUBSCRIBERS

2.1 INFORMATION SUPPLY SERVICE TO CUSTOMERS AND SUBSCRIBERS: shall be granted upon application to service centers, at service stations, on the internet site, by email, by telephone requests and facsimile requests.

2.2      STANDARDS FOR ACCESSIBILITY AND PROVISION OF INFORMATION:

         (a)      The telephone service center shall be accessible twenty-four
                  (24) hours a day, every day of the year, other than the Day of Atonement (Yom Kippur).

         (b)      The telephone service center shall be manned at least thirteen
                  (13) hours Sundays through Thursdays and five (5) hours on Fridays and holiday eves.

         (c) Response at the telephone service center shall be within reasonable time. Should the Director be of the opinion that waiting times for responses at the telephone service center are not reasonable, he may prescribe gauges for response times.

         (d) A person who calls the telephone service center during hours when it is not manned shall be redirected to a voice mail box to leave a message and shall receive a response on the next following business day.

         (e) The Licensee shall operate additional channels which shall enable subscribers to contact it for the provision of information or for clarifications, such as:

                  - a computerized IVR voice system;

                  - contact via regular mail;

                  - contact by fax;

                  - contact by email.

         (f) The Licensee shall publish the address of the service office and the telephone number of the telephone service center, inter alia in the following ways:

                  - in the contract with the Subscriber;

                  - in bills sent to the Subscriber;

                  - in a document sent on its behalf to a Subscriber in a matter relating to customer service;

                  - in its telephone directories and at the telephone service center.

2.3      BILLS TO SUBSCRIBERS:

         (a)      Subscribers' bills shall set out:

                  (1)      a monthly charge (fixed payment)

                  (2) conversation duration or airtime duration (minutes, seconds)

                  (3) volume of data consumption (kB, MB) - if the service provided is priced in accordance with data transfer volume.

                  (4) other charges (such as for receipt of information, SMS transmission, M-Commerce)

                  (5)      a combination of the above billing methods.

         (b)      Structure of the Bill:

                  Bills shall be sent in a fixed structure as set out below:

                  (1) After payment, the bill shall act as a receipt which includes: the sum to be paid without VAT, the amount of VAT and the total to be paid including VAT. This part shall also contain details of the identity of the Licensee and of the Subscriber.

                  (2) The Licensee may include information regarding special offers and personal notices to the Subscriber.

         (c)      Issue and Dispatch of Bills

                  (1) The Licensee shall issue bills to its Subscribers on a monthly basis or at such other time, with the consent of its Subscribers.

                  (2) A Subscriber wishing to disconnect from the Licensee shall receive a final bill on the nearest possible date, and no later than two months after the date of disconnection.

                  (3) Bills may be sent to a Subscriber by mail or by any other means to be agreed upon with the Subscriber, to such address as the Subscriber shall elect.

                          "APPENDIX H - BANK GUARANTEE

To:
The State of Israel - Ministry of Communications
23 Jaffa Road, Jerusalem

                     Re: BANK GUARANTEE NO._____________________

1. At the request of [name of Licensee] (hereinafter: the "APPLICANT"), we hereby guarantee to you to pay any sum, at your demand, up to the total sum in New Israeli Shekels equivalent to US $ 20,000,000 (Twenty Million United States Dollars) at the representative rate of the Dollar on the date of actual payment (hereinafter: the "Guarantee Sum"), in respect of the general license for MRT Services granted to the Applicant.

2. For the purposes of this Deed of Guarantee, the "REPRESENTATIVE RATE" - the exchange rate of the United States Dollar published by the Bank of Israel, known on the date of actual payment.

3. We undertake to pay you, upon your first written demand, any sum set out in such demand up to the Guarantee Sum, within ten days of the date of receipt of your demand.

4. Our undertaking under this Deed of Guarantee shall be unconditional, and in particular, you shall not be required to give details, grounds nor proof for your demand, nor first demand any sum from the Applicant.

5. This Guarantee shall be in force until [two years after the date of termination of the License]; however, if on such date the Applicant has not, to your satisfaction, paid all of its debts, the Guarantee shall be extended, each time for a period of one additional year, at your demand, which shall be submitted to us in writing no later than 21 days before the end of each year; the Applicant shall bear all expenses incurred in the exercise or extension of this Guarantee.

                                                             Yours truly

                                                    Bank______________________"

                      " APPENDIX J - LETTERS OF UNDERTAKING

                 The Letter of Undertaking shall be in this form

To:
The Director General
Ministry of Communications
23 Jaffa Road
Jerusalem

                            Re: LETTER OF UNDERTAKING

WHEREAS __________________ (hereinafter: the "Company") submitted an application to extend the Company's general license to provide MRT Services under Tender No. 1/01 (hereinafter: the "License"); and

WHEREAS as a condition for the extension of the License, the Company is required to prove its ability to finance, in due course, the investments stemming from the business plan that it submitted as part of the basic application in Tender No. 1/01, or other requirements relating to the License;

WE HEREBY DECLARE AS FOLLOWS:

1. We hereby undertake to you, that if the Company wins the extension of the License, in any event that the Company is required to pay a sum of money in order to meet the conditions of the License, or in order to meet the rest of the undertakings connected to the License, whether they stem from the conditions of the License or from any law, such sum shall be obtained and funded from the Company's direct sources or from external sources that the Company shall ensure to obtain.

2. We are aware that if the Company does not act in accordance with this undertaking, despite having received a written demand from the Director General of the Ministry of Communications, such shall be deemed to be a breach of the conditions of the License.

3. This undertaking is irrevocable, and shall remain in force so long as the License granted to us, if granted, remains in force.

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[Name of person making undertaking]

Name of Signatory / Signatories:

His / her / their position:

I hereby certify that the signatories to this Letter of Undertaking are authorized to bind [name of company ] by their signature.

___________________________, Advocate.